UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2010
AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
70 Pine Street
New York, New York 10270
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1
EX-99.2

Item 7.01. Regulation FD Disclosure
     As of March 7, 2010, American International Group, Inc. (“AIG”) entered into a Stock Purchase Agreement (the “Agreement”) with ALICO Holdings LLC (“ALICO Holdings”), a special purpose vehicle formed by AIG and the Federal Reserve Bank of New York, and MetLife, Inc. (“MetLife”), pursuant to which MetLife agreed to acquire American Life Insurance Company (“ALICO”), a wholly owned subsidiary of ALICO Holdings, and Delaware American Life Insurance Company (“DelAm”), a wholly owned subsidiary of AIG, for approximately $15.5 billion in cash and equity securities of MetLife. On August 2, 2010, MetLife filed a prospectus supplement and filed a current report on Form 8-K (the “MetLife 8-K” and, together with the MetLife prospectus supplement, the “MetLife Disclosure”) in connection with its public offering of MetLife securities.
     The MetLife Disclosure included certain financial statements and other information (the “ALICO Data”) relating to ALICO and DelAm as of and for the year ended November 30, 2009 and as of May 31, 2010 and for the six months ended May 31, 2010 and May 31, 2009. The ALICO Data is included as Exhibits 99.1 and 99.2 to the MetLife 8-K and is filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, and is hereby incorporated into this Item 7.01 by reference. An excerpt from Exhibit 99.3 to the MetLife 8-K, “Overview of the Alico Business”, is reproduced below in its entirety.
The information in the box below has been prepared by MetLife.
Overview of the Alico Business
     Founded in 1921, ALICO is one of the largest and most diversified international life insurance companies in the world, providing consumers and businesses with products and services for life insurance, accident and health insurance, retirement and wealth management solutions. The Acquisition will include all of the Alico Business, including the business’ distribution system, composed of agents, brokers and financial institutions; 12,500 employees across more than 50 countries; and 20 million customers worldwide. The Acquisition also will include the Alico Business’ Global Benefits Network serving U.S. and foreign multinationals.
     For the six months ended May 31, 2010 and the year ended November 30, 2009, the Alico Business had total revenues of $7.0 billion and $14.1 billion, respectively, and net income of $694 million and $807 million, respectively. As of May 31, 2010 and November 30, 2009, the Alico Business had total assets of $109.6 billion and $113.0 billion, respectively, and stockholders’ equity of $13.2 billion and $12.7 billion, respectively.
     International diversification is a key strength of the Alico Business. The Alico Business is a leader in many of the countries and markets in which it operates. The Alico Business’ principal products, based on revenues for the year ended November 30, 2009 are: (i) traditional life insurance (35%); (ii) accident and health insurance (29%); (iii) fixed and variable annuities (23%); and (iv) group life insurance (13%). The Alico Business uses a multichannel distribution strategy driven by a captive agency force, brokers, bancassurance (a bank sales channel used to sell insurance products) and direct marketing. The Alico Business generated premium income and other consideration of $9.9 billion for the year ended November 30, 2009.
     The Alico Business’ principal international markets, products and distribution methods are as follows:
•	Japan. The Alico Business is among the largest foreign life insurers in Japan, which accounted for $7.8 billion, or approximately 55%, of its total revenues for the year ended November 30, 2009. Its principal products in the Japanese market are accident and health insurance, traditional life insurance, individual annuity and group life insurance. Its products are distributed through its captive agency force, independent agents, brokers, bancassurance and direct marketing.

•	Western Europe. Western Europe accounted for $2.7 billion, or approximately 19% of the Alico Business’ total revenues for the year ended November 30, 2009. In the Western European region, the Alico Business offers niche products combined with a multi-channel distribution approach in the United Kingdom, Ireland, France, Spain, Portugal and Italy. Its products are principally traditional life insurance, accident and health insurance and group life insurance, and its products are distributed through bancassurance, brokers, captive agencies, direct marketing, family offices, private banks, independent financial advisers and agencies. In addition, the Alico Business also provides wealth management services, particularly to the high net worth market, and other potentially high growth businesses and also offers cash onshore (unit-linked) bonds, life savings and retirement products and bulk purchase annuities.

•	Central and Eastern Europe. The Alico Business has the largest insurance platform in the Central and Eastern European region with 13 markets, which include Poland, Greece, Bulgaria, Slovakia, the Czech Republic, Ukraine, Russia, Romania, Hungary, Latvia, Serbia, Lithuania and Cyprus. This region accounted for $1.7 billion, or approximately 12% of the Alico Business’ total revenues for the year ended November 30, 2009. The Alico Business’ principal products offered in the region include life insurance (traditional and unit-linked), accident and health insurance, individual annuities, group life insurance, pension funds and mutual funds. Its products are distributed through captive agency, bancassurance, brokers, group sales force and direct marketing distribution channels.

•	Middle East, Africa and South Asia. This region accounted for $0.8 billion, or approximately 6% of the Alico Business’ total revenues for the year ended November 30, 2009. The Alico Business has the largest geographical coverage of any insurance company in the Middle East, Africa and South Asia regions with 16 markets, which include the United Arab Emirates, Bangladesh, Lebanon, Egypt, Turkey, Saudi Arabia, Jordan, the area governed by the Palestinian National Authority, Bahrain, Qatar, Oman, Kuwait, Pakistan, Nepal, Yemen and Liberia. The Alico Business’ principal products offered in these regions include traditional life insurance, accident and health insurance, group life insurance and pensions. Its products are distributed through captive agency, group, bancassurance and broker distribution channels.

•	Latin America. The Alico Business conducts operations in the Latin American region in 24 markets, which include Chile, Colombia, Argentina, Uruguay, Panama, the Caribbean, Mexico and joint ventures in Peru and Venezuela. This region accounted for $0.8 billion, or approximately 6% of the Alico Business’ total revenues for the year ended November 30, 2009. The Alico Business’ principal products in this region include traditional life insurance, accident and health insurance, individual annuities, group life insurance and pensions, and its products are distributed by captive agencies, bancassurance, brokers, direct marketing and through worksites.
     The remaining 2% of revenues for the year ended November 30, 2009 related to ALICO’s corporate segment, which includes home office operations in Delaware and operations of DelAm.
     The Alico Business has a comprehensive investment portfolio, which includes government bonds issued by Asian and European nations. In particular, as of November 30, 2009, the Alico Business held $11.5 billion in carrying value of debt issued by Japan, $1.3 billion in carrying value of debt issued by Greece, and an aggregate carrying value of $1.3 billion of debt issued by Portugal, Spain, Italy and Ireland.

     The ALICO Data represents the combined financial statements of the AIG subsidiaries being sold to MetLife, in accordance with AIG’s obligations under the Agreement to deliver to MetLife financial information for purposes of MetLife’s financing activities. For this reason, and because the ALICO Data was prepared on a separate company basis, certain amounts may differ from the ALICO financial information included in AIG’s consolidated financial statements filed with the Securities and Exchange Commission. The ALICO Data is included in this Current Report on Form 8-K only as a result of its public disclosure by MetLife in connection with MetLife’s financing activities, which are solely the responsibility of MetLife.
     The “Overview of the Alico Business” reproduced above was prepared by MetLife using information provided to MetLife by AIG pursuant to the Agreement and is solely the responsibility of MetLife. None of AIG, ALICO Holdings, ALICO, DelAm, their respective affiliates or any of their directors, officers and employees has approved the “Overview of the Alico Business” or accepts responsibility for the “Overview of the Alico Business” for any purpose, including for purposes of any offering of securities by MetLife.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1	Audited combined balance sheet of ALICO and DelAm as of November 30, 2009 and the related combined statements of income, equity and cash flows of ALICO and DelAm for the year ended November 30, 2009, together with the notes related thereto.

99.2	Unaudited condensed combined balance sheet of ALICO and DelAm as of May 31, 2010 and November 30, 2009 and the related condensed combined statements of income and cash flows of ALICO and DelAm for the six months ended May 31, 2010 and 2009 and statement of equity for the six months ended May 31, 2010, together with the notes related thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: August 2, 2010	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Audited combined balance sheet of ALICO and DelAm as of November 30, 2009 and the related combined statements of income, equity and cash flows of ALICO and DelAm for the year ended November 30, 2009, together with the notes related thereto.

99.2	Unaudited condensed combined balance sheet of ALICO and DelAm as of May 31, 2010 and November 30, 2009 and the related condensed combined statements of income and cash flows of ALICO and DelAm for the six months ended May 31, 2010 and 2009 and statement of equity for the six months ended May 31, 2010, together with the notes related thereto.